AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1996
                                                       REGISTRATION NO. 33-
                                                                           -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        CATELLUS DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                                21-0718930
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               201 Mission Street
                        San Francisco, California 94105
   (Address, including zip code, of registrant's principal executive offices)

                               ------------------

                        CATELLUS DEVELOPMENT CORPORATION
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------

                 Maureen Sullivan, Esq.                                      Copy to:
   Vice President Law, General Counsel and Secretary                 James R. Ukropina, Esq.
            Catellus Development Corporation                            O'Melveny & Myers
                   201 Mission Street                                 400 South Hope Street
            San Francisco, California 94105                       Los Angeles, California 90071
                     (415) 974-4500                                       (213) 669-6000
   (Name, Address, including zip code, and telephone number,
     including area code, of registrant's agent for service)


                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Title of                                                    Proposed                 Proposed
Securities       Amount           Maximum                   Maximum                  Amount of
to be            to be            Offering Price            Aggregate                Registration
Registered       Registered       Per Share                 Offering Price           Fee
-------------------------------------------------------------------------------------------------
Common
Stock par
value $.01
per share        250,000(1)         $7.50(2)                $1,875,000(2)             $646.55(2)

         (1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), an indeterminate number of additional shares of Common Stock which by reason of certain events specified in the 1995 Stock Option Plan may become subject to the Plan are also being registered hereunder.

         (2)The aggregate offering price and the registration fee have been computed pursuant to Rule 457(h)(i) under the Act on the basis of the average of the high and low prices of Common Stock reported on the New York Stock Exchange on February 16, 1996 for 250,000 shares.

                                     Part I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    Part II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the year ended December 31, 1994 of Catellus Development Corporation, a Delaware corporation (the "Company");

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 of the Company; and

        (c) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Company contained in its Registration Statement on Form 10 (Commission File Number 0-18694) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is incorporated by reference pursuant to Item 3.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides in general that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity, but only for expenses (including attorneys' fees) actually and reasonably incurred, may be provided in connection with an action or suit by or in the right of a corporation, provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless and only to the extent that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the Delaware General Corporation Law provides generally that a corporation may include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Company has included provisions of the foregoing type in Article 5 of its Certificate of Incorporation.

        The Company maintains directors and officers liability insurance coverage for its directors and officers providing coverage for damages, judgments, settlements, defense costs, charges and expenses incurred by reason of any actual or alleged breach of duty, error, misstatement, misleading statement or omission done or made in their capacities as directors and/or officers of the Company.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        The following are filed as exhibits to this Registration Statement:

        Exhibits                  Description
        --------                  -----------
        4.1                       1995 Stock Option Plan

        4.2                       Form of Option Agreement

        5                         Opinion of O'Melveny & Myers

        23.1                      Consent of Price Waterhouse LLP

        23.2                      Consent of Landauer Associates, Inc.

        24                        Powers of Attorney

Item 9.  Undertakings.

    A.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 26th day of February, 1996.

                                        CATELLUS DEVELOPMENT CORPORATION
                                        (Registrant)


                                        /s/ NELSON C. RISING
                                        ________________________________________
                                        Name:  Nelson C. Rising
                                        Title: President and Chief Executive
                                               Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Title                           Date
---------                             -----                           -----
Principal Executive Officer:


/s/ NELSON C. RISING
----------------------------------
Nelson C. Rising                      President and Chief Executive   February 26, 1996
                                      Officer, Director


Principal Financial Officer:


/s/ STEPHEN P. WALLACE
----------------------------------
Stephen P. Wallace                    Chief Financial Officer         February 26, 1996


Principal Accounting Officer:


/s/ DAVID M. PERNA
----------------------------------
David M. Perna                        Controller                      February 26, 1996


/s/ JOSEPH F. ALIBRANDI*
----------------------------------
Joseph F. Alibrandi                   Director

    Signatures                                Title                        Date
    ----------                                -------------------          --------------
    /s/ DARYL J. CARTER*
    ----------------------------------
    Daryl J. Carter                            Director



    /s/ CHRISTINE GARVEY*
    ----------------------------------
    Christine Garvey                           Director



    /s/ JOSEPH R. SEIGER*
    ----------------------------------
    Joseph R. Seiger                           Chairman and Director



    /s/ JACQUELINE R. SLATER*
    ----------------------------------
    Jacqueline R. Slater                       Director



    /s/ THOMAS M. STEINBERG*
    ----------------------------------
    Thomas M. Steinberg                        Director



    /s/ TOM C. STICKEL*
    ----------------------------------
    Tom C. Stickel                             Director



    /s/ BEVERLY BENEDICT THOMAS*
    ----------------------------------
    Beverly Benedict Thomas                    Director


*   By /s/ DAVID M. PERNA                                                  February 26, 1996
      --------------------------------
      Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                    Sequentially
  Exhibit No.      Document                                                         Numbered Page
  -----------      --------                                                         -------------
    4.1            1995 Stock Option Plan

    4.2            Form of Option Agreement

    5              Opinion of O'Melveny & Myers

    23.1           Consent of Price Waterhouse LLP

    23.2           Consent of Landauer Associates, Inc.

    24             Powers of Attorney